Exhibit 10.16


                                  Bill of Sale

The purchaser, Calumet Mining Company, ("Grantee") an Idaho Corporation with an address at 1519 Main Street, Suite 169, Hilton Head Island, SC, hereby purchases from Trend Mining Company, a Delaware Corporation ("Grantor") with an address at 401 Front Avenue, Suite 1, Coeur d'Alene, Idaho, the mining property commonly called the "Pyramid Mine" consisting of five unpatented mining claims, and located in Sections 10 and 11, T. 14 N. R. 29 E., Churchill County, Nevada.

Interest Conveyed: Grantor conveys the interest and obligations of the property created, obtained, and sustained by virtue of location of the said unpatented mining claims.

Purchase Price: The purchase price for said unpatented mining claims shall be 50,000 (Fifty Thousand) shares of the $.01 par value common stock of the Grantee. Such shares shall bear a restricted legend.

Royalty: Grantor will retain an 1 1/2 (one and one half percent) Net Smelter Return production royalty interest in the above defined mining property.

Agreed and accepted this 12th day of November, 2001.




Grantor:                                         Grantee:

/s/ Kurt Hoffman                                 /s/ John Ryan
Kurt Hoffman, President                          John Ryan, President
Trend Mining Company                             Calumet Mining Company